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                                  EXHIBIT 99.2


                                   CLARE, INC.


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


                    FOR THE SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON JUNE 10, 2002


The undersigned hereby appoints Larry L. Mihalchik and Harry Andersen and each of them, and as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Clare, Inc., a Massachusetts corporation, which the undersigned may be entitled to vote at the special meeting of Clare stockholders to be held at Clare's headquarters at 78 Cherry Hill Drive, Beverly, Massachusetts, 01915, on June 10, 2002 at 1:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


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        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE
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Please sign this Proxy exactly as your name(s) appear(s) on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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             (Continued, and to be dated and signed on other side)

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THE CLARE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


PROPOSAL 1:      To approve the Agreement and Plan of Merger and Reorganization dated as of April 22, 2002, by and among IXYS, Teacup
                 Acquisition Corp., a wholly-owned subsidiary of IXYS, and Clare, Inc., and thereby approve the merger of Teacup
                 Acquisition Corp. with and into Clare.


[_]      For      [_]      Abstain      [_]      Against


No matters other than those described in the joint proxy statement/prospectus will be presented at the special meeting of Clare shareholders.


Dated                  , 2002


Signature(s):


Please date this proxy and sign your name exactly as it appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.